Exhibit 99.1

CRITEO REPORTS STRONG RESULTS FOR THE THIRD QUARTER 2017
AND INCREASES ADJUSTED EBITDA MARGIN GUIDANCE FOR FISCAL YEAR 2017

NEW YORK - November 1, 2017 - Criteo S.A. (NASDAQ: CRTO), the leading commerce marketing technology company, today announced financial results for the third quarter ended September 30, 2017.

•	Revenue increased 33% (or 32% at constant currency1) to $564 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC,[2] grew 33% (or 32% at constant currency) to $234 million, or 42% of revenue.

•	Adjusted EBITDA[2] grew 48% (or 45% at constant currency) to $79 million, or 34% of Revenue ex-TAC.

•	Cash flow from operating activities increased 41% to $62 million.

•	Free Cash Flow[2] increased 43% to $34 million.

•	Net Income increased 51% to $22 million.

•	Adjusted Net Income per diluted share[2] increased 37% to $0.65.

"Criteo Commerce Marketing Ecosystem is seeing very positive acceptance from chief marketing officers worldwide," said Eric Eichmann, CEO. "Our open ecosystem approach brings large opportunities for us."

"Our solid Q3 results and increased profitability outlook for 2017 highlight the strengths of our business," said Benoit Fouilland, CFO. "We are confident in our position and growth prospects."

Operating Highlights

•	The growth in same-client Revenue ex-TAC[3] remained strong with 14% at constant currency, the result of better technology and inventory access.

•	We added a total of 930 net clients, ending the quarter with over 17,000 commerce and brand clients, while maintaining a 90% client retention for the core product.

•	Criteo Identity Graph continued to grow in scale and efficiency, providing as good or better CRM onboarding rates than the largest Internet players.

•	Criteo Direct Bidder, our next generation header bidding technology, is now connected to 950 large publishers worldwide.

•	We recently introduced two new products in beta version to the Criteo Commerce Marketing Ecosystem with very promising results: Criteo Audience Match and Criteo Customer Acquisition.

Revenue and Revenue ex-TAC

Revenue grew 33%, or 32% at constant currency, to $564 million (Q3 2016: $424 million).

Revenue ex-TAC grew 33%, or 32% at constant currency, to $234 million (Q3 2016: $177 million). This increase was primarily driven by continued innovation across existing and new products, a broader and improved access to publisher inventory and new clients of various sizes across regions and products.
___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2016 average exchange rates for the relevant period to 2017 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted Net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

•	In the Americas, Revenue ex-TAC grew 36%, or 35% at constant currency, to $86 million and represented 37% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 29%, or 24% at constant currency, to $92 million and represented 39% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 33%, or 40% at constant currency, to $56 million and represented 24% of total Revenue ex-TAC.

Revenue ex-TAC margin as a percentage of revenue was 42%, in line with expectations and the prior year.

Net Income and Adjusted Net Income

Net income increased 51% to $22 million (Q3 2016: $15 million). Net income available to shareholders of Criteo S.A. was $20 million, or $0.29 per share on a diluted basis (Q3 2016: $14 million, or $0.21 per share on a diluted basis). Net income in the period was impacted by the acquisition of HookLogic, which was completed in the fourth quarter 2016, including the one-time grant of equity awards in connection with the acquisition, the amortization of intangible assets identified as a result of the preliminary purchase price allocation, and increased financial expense related to the funding of 30% of the purchase price. Excluding non-cash accounting impacts from the HookLogic acquisition on equity awards compensation and amortization of intangible assets, net income increased 98% to $29 million.

Adjusted Net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 42% to $44 million, or $0.65 per share on a diluted basis (Q3 2016: $31 million, or $0.48 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 48%, or 45% at constant currency, to $79 million (Q3 2016: $54 million). This increase in Adjusted EBITDA was primarily driven by the strong Revenue ex-TAC performance across all regions, as well as continued operating leverage across the organization.

Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 34% (Q3 2016: 30%).

Operating expenses increased 31% to $171 million (Q3 2016: $131 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 26% to $140 million (Q3 2016: $111 million). This increase is primarily related to the year-over-year growth in headcount in Research and Development (37%), Sales and Operations (18%) and General and Administrative (21%), as we continued to grow the organization.

Cash Flow and Cash Position

Cash flow from operating activities increased 41% to $62 million (Q3 2016: $44 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew by 43% to $34 million (Q3 2016: $24 million).

Total cash and cash equivalents were $358 million as of September 30, 2017 (December 31, 2016: $270 million).

Business Outlook

Apples' Intelligent Tracking Prevention feature, or ITP, was released on mobile on September 19, 2017. We believe our solution for Safari users currently allows us to mitigate about half of the potential impact from ITP. In the third quarter, ITP had a minimal net negative impact on our Revenue ex-TAC of less than $1 million. Given our expectations of the roll out of Apple's iOS11 and our coverage of Safari users, we expect ITP to have a net negative impact on our Revenue ex-TAC in the fourth quarter of between 8% and 10% relative to our base case projections for the quarter. We will continue to improve and deploy our solution for Safari users over the coming quarters.

The following forward-looking statements reflect Criteo’s expectations as of November 1, 2017.

Fourth Quarter 2017 Guidance:

•	We expect Revenue ex-TAC to be between $260 million and $263 million.

•	We expect Adjusted EBITDA to be between $106 million and $109 million.

Fiscal Year 2017 Guidance:

•	We are adjusting our guidance to reflect the impact from ITP in the fourth quarter and now expect Revenue ex-TAC growth for fiscal year 2017 to be between 26% and 27% at constant currency.

•	We are increasing our guidance for Adjusted EBITDA margin improvement for fiscal 2017 to between 100 basis points and 120 basis points.

The above guidance for the fourth quarter and fiscal year ending December 31, 2017, assumes the following exchange rates for the fourth quarter for the main currencies impacting our business: a U.S. dollar-euro rate of 0.855, a U.S. dollar-Japanese Yen rate of 115, a U.S. dollar-British pound rate of 0.76 and a U.S. dollar-Brazilian real rate of 3.25.

The above guidance assumes no acquisitions are completed during the fourth quarter and fiscal year ending December 31, 2017.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that

Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and (2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending September 30, 2017 and the fiscal year ending December 31, 2017, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2017, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, November 1, 2017, at 8:00 AM ET, 1:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) the leader in commerce marketing, is building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. More than 2,700 Criteo team members partner with over 17,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love. Designed for commerce, Criteo Commerce Marketing Ecosystem sees over $550 billion in annual commerce sales data.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2016	September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$270,317	$357,983
Trade receivables, net of allowances	397,244	373,922
Income taxes	2,741	5,295
Other taxes	52,942	46,095
Other current assets	19,340	26,945
Total current assets	742,584	810,240
Property, plant and equipment, net	108,581	134,885
Intangible assets, net	102,944	99,714
Goodwill	209,418	236,363
Non-current financial assets	17,029	19,350
Deferred tax assets	30,630	57,642
Total non-current assets	468,602	547,954
Total assets	$1,211,186	$1,358,194

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$365,788	$350,690
Contingencies	654	1,553
Income taxes	14,454	16,341
Financial liabilities - current portion	7,969	7,943
Other taxes	44,831	42,713
Employee - related payables	55,874	59,661
Other current liabilities	30,221	26,802
Total current liabilities	519,791	505,703
Deferred tax liabilities	686	28,719
Retirement benefit obligation	3,221	3,690
Financial liabilities - non current portion	77,611	2,525
Other non-current liabilities	—	4,290
Total non-current liabilities	81,518	39,224
Total liabilities	601,309	544,927
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 63,978,204 and 65,551,174 shares authorized, issued and outstanding at December 31, 2016 and September 30, 2017, respectively.	2,093	2,137
Additional paid-in capital	488,277	568,171
Accumulated other comprehensive income (loss)	(88,593)	(21,386)
Retained earnings	198,355	247,821
Equity - attributable to shareholders of Criteo S.A.	600,132	796,743
Non-controlling interests	9,745	16,524
Total equity	609,877	813,267
Total equity and liabilities	$1,211,186	$1,358,194

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue	$423,867	$563,973	33%	$1,232,321	$1,622,661	32%

Cost of revenue
Traffic acquisition cost	(247,310)	(329,576)	33%	(727,034)	(958,469)	32%
Other cost of revenue	(22,332)	(29,951)	34%	(60,950)	(89,914)	48%

Gross profit	154,225	204,446	33%	444,337	574,278	29%

Operating expenses:
Research and development expenses	(30,701)	(43,860)	43%	(88,097)	(126,992)	44%
Sales and operations expenses	(68,164)	(95,184)	40%	(201,862)	(283,815)	41%
General and administrative expenses	(32,492)	(32,389)	—%	(85,839)	(96,143)	12%
Total Operating expenses	(131,357)	(171,433)	31%	(375,798)	(506,950)	35%
Income from operations	22,868	33,013	44%	68,539	67,328	(2)%
Financial income (expense)	(570)	(2,886)	406%	(1,982)	(7,313)	269%
Income before taxes	22,298	30,127	35%	66,557	60,015	(10)%
Provision for income taxes	(7,574)	(7,858)	4%	(19,968)	(15,724)	(21)%
Net Income	$14,724	$22,269	51%	$46,589	$44,291	(5)%

Net income available to shareholders of Criteo S.A	$13,539	$19,774		$42,869	$38,185
Net income available to non-controlling interests	$1,185	$2,495		$3,720	$6,106

Weighted average shares outstanding used in computing per share amounts:
Basic	63,628,351	65,412,326		63,163,922	64,881,751
Diluted	65,816,422	68,200,343		65,429,757	67,876,791

Net income allocated to shareholders per share:
Basic	$0.21	$0.30		$0.68	$0.59
Diluted	$0.21	$0.29		$0.66	$0.56

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2017		2016	2017

Net income	$14,724	$22,269		$46,589	$44,291
Non-cash and non-operating items	36,609	61,995		96,235	146,443
- Amortization and provisions	16,030	25,990		45,555	72,681
- Equity awards compensation expense (1)	13,965	22,028		30,030	51,887
- Interest accrued and non-cash financial income and expense	(960)	(25)		638	7
- Change in deferred taxes	(3,121)	(8,164)		(7,545)	(20,569)
- Income tax for the period	10,695	16,022		27,557	36,293
- Other	—	6,144		—	6,144
Changes in working capital related to operating activities	4,576	(12,372)		(22,860)	13,418
- (Increase)/decrease in trade receivables	(2,160)	(991)		(4,528)	35,220
- Increase/(decrease) in trade payables	11,218	(5,031)		(3,931)	(31,284)
- (Increase)/decrease in other current assets	(2,856)	4,001		(18,633)	6,581
- Increase/(decrease) in other current liabilities	(1,626)	(10,351)		4,232	2,901
Income taxes paid	(12,278)	(10,165)		(38,152)	(37,696)
CASH FROM OPERATING ACTIVITIES	43,631	61,727		81,812	166,456
Acquisition of intangible assets, property, plant and equipment	(15,792)	(20,999)		(54,970)	(74,275)
Change in accounts payable related to intangible assets, property, plant and equipment	(4,115)	(6,774)		570	(8,760)
Payments for acquired business, net of cash acquired	—	73		(5,074)	1,125
Change in other non-current financial assets	(377)	(157)		197	1,117
CASH USED FOR INVESTING ACTIVITIES	(20,284)	(27,857)		(59,277)	(80,793)
Issuance of long-term borrowings	739	2,220		3,798	3,674
Repayment of borrowings	32	(4,672)		(5,416)	(83,893)
Proceeds from capital increase	1,600	5,164		17,182	29,619
Change in other financial liabilities	(25)	15,082	[2]	(196)	15,346
CASH FROM (USED FOR) FINANCING ACTIVITIES	2,346	17,794		15,368	(35,254)

CHANGE IN NET CASH AND CASH EQUIVALENTS	25,693	51,664		37,903	50,409
Net cash and cash equivalents at beginning of period	377,407	308,185		353,537	270,317
Effect of exchange rates changes on cash and cash equivalents	4,058	(1,866)	[2]	15,718	37,257
Net cash and cash equivalents at end of period	$407,158	$357,983		$407,158	$357,983

(1) Of which $13.1 million and $21.4 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended September 30, 2016 and 2017, respectively, and $28.6 million and $50.7 million for the nine month period ended September 30, 2016 and 2017, respectively.
(2) During the three months ended September 30, 2017, the Company reported the cash impact of the settlement of hedging derivatives in cash from (used for) financing activities in the unaudited consolidated statements of cash flows. This resulted in a movement of $6.0 million from the line "Effect of exchange rates changes on cash and cash equivalents" to "Change in other financial liabilities" for the quarter ended September 30, 2017.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017

CASH FROM OPERATING ACTIVITIES	$43,631	$61,727	$81,812	$166,456
Acquisition of intangible assets, property, plant and equipment	(15,792)	(20,999)	(54,970)	(74,275)
Change in accounts payable related to intangible assets, property, plant and equipment	(4,115)	(6,774)	570	(8,760)
FREE CASH FLOW (1)	$23,724	$33,954	$27,412	$83,421

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Region	2016	2017	YoY Change	YoY Change at Constant Currency	2016	2017	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$160,739	$228,326	42%	41%	$464,435	$665,731	43%	42%
EMEA	157,921	207,168	31%	26%	471,226	587,942	25%	27%
Asia-Pacific	105,207	128,479	22%	29%	296,660	368,988	24%	27%
Total	423,867	563,973	33%	32%	1,232,321	1,622,661	32%	32%

Traffic acquisition costs
Americas	(97,239)	(141,869)	46%	45%	(284,728)	(416,025)	46%	45%
EMEA	(87,092)	(115,446)	33%	27%	(265,097)	(329,635)	24%	26%
Asia-Pacific	(62,979)	(72,261)	15%	21%	(177,209)	(212,809)	20%	23%
Total	(247,310)	(329,576)	33%	33%	(727,034)	(958,469)	32%	33%

Revenue ex-TAC (1)
Americas	63,500	86,457	36%	35%	179,707	249,706	39%	38%
EMEA	70,829	91,722	29%	24%	206,129	258,307	25%	27%
Asia-Pacific	42,228	56,218	33%	40%	119,451	156,179	31%	33%
Total	$176,557	$234,397	33%	32%	$505,287	$664,192	31%	32%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
Net income	$14,724	$22,269	$46,589	$44,291
Adjustments:
Financial (income) expense	570	2,886	1,982	7,313
Provision for income taxes	7,574	7,858	19,968	15,724
Equity awards compensation expense	13,965	22,028	30,030	51,887
Research and development	4,667	6,361	9,248	14,738
Sales and operations	5,143	9,897	11,021	23,009
General and administrative	4,155	5,770	9,761	14,140
Pension service costs	132	320	392	910
Research and development	55	161	160	459
Sales and operations	38	65	107	184
General and administrative	39	94	125	267
Depreciation and amortization expense	14,771	23,755	40,588	66,232
Cost of revenue	10,406	14,320	27,846	38,419
Research and development	1,640	2,822	5,105	8,857
Sales and operations	1,813	5,102	5,604	14,988
General and administrative	912	1,511	2,033	3,968
Acquisition-related costs	1,793	—	1,941	—
General and administrative	1,793	—	1,941	—
Acquisition-related deferred price consideration	3	—	88	—
Research and development	3	—	88	—
Restructuring	—	—	—	3,299
Cost of revenue	—	—	—	2,497
Sales and operations	—	—	—	690
General and administrative	—	—	—	112
Total net adjustments	38,808	56,847	94,989	145,365
Adjusted EBITDA(1)	$53,532	$79,116	$141,578	$189,656

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017

Research and Development expenses	$(30,701)	$(43,860)	$(88,097)	$(126,992)
Equity awards compensation expense	4,667	6,361	9,248	14,738
Depreciation and Amortization expense	1,640	2,822	5,105	8,857
Pension service costs	55	161	160	459
Acquisition-related deferred price consideration	3	—	88	—
Non GAAP - Research and Development expenses	(24,336)	(34,516)	(73,496)	(102,938)
Sales and Operations expenses	(68,164)	(95,184)	(201,862)	(283,815)
Equity awards compensation expense	5,143	9,897	11,021	23,009
Depreciation and Amortization expense	1,813	5,102	5,604	14,988
Pension service costs	38	65	107	184
Restructuring	—	—	—	690
Non GAAP - Sales and Operations expenses	(61,170)	(80,120)	(185,130)	(244,944)
General and Administrative expenses	(32,492)	(32,389)	(85,839)	(96,143)
Equity awards compensation expense	4,155	5,770	9,761	14,140
Depreciation and Amortization expense	912	1,511	2,033	3,968
Pension service costs	39	94	125	267
Acquisition related costs	1,793	—	1,941	—
Restructuring	—	—	—	112
Non GAAP - General and Administrative expenses	(25,593)	(25,014)	(71,979)	(77,656)
Total Operating expenses	(131,357)	(171,433)	(375,798)	(506,950)
Equity awards compensation expense	13,965	22,028	30,030	51,887
Depreciation and Amortization expense	4,365	9,435	12,742	27,813
Pension service costs	132	320	392	910
Acquisition-related costs	1,793	—	1,941	—
Acquisition-related deferred price consideration	3	—	88	—
Restructuring	—	—	—	802
Total Non GAAP Operating expenses (1)	$(111,099)	$(139,650)	$(330,605)	$(425,538)

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017
Equity awards compensation expense
Research and development	$4,667	$6,361	$9,248	$14,738
Sales and operations	5,143	9,897	11,021	23,009
General and administrative	4,155	5,770	9,761	14,140
Total equity awards compensation expense	13,965	22,028	30,030	51,887

Pension service costs
Research and development	55	161	160	459
Sales and operations	38	65	107	184
General and administrative	39	94	125	267
Total pension service costs	132	320	392	910

Depreciation and amortization expense
Cost of revenue	10,406	14,320	27,846	38,419
Research and development	1,640	2,822	5,105	8,857
Sales and operations	1,813	5,102	5,604	14,988
General and administrative	912	1,511	2,033	3,968
Total depreciation and amortization expense	14,771	23,755	40,588	66,232

Acquisition-related costs
General and administrative	1,793	—	1,941	—
Total acquisition-related costs	1,793	—	1,941	—

Acquisition-related deferred price consideration
Research and development	3	—	88	—
Total acquisition-related deferred price consideration	3	—	88	—

Restructuring
Cost of revenue	—	—	—	2,497
Sales and operations	—	—	—	690
General and administrative	—	—	—	112
Total restructuring	$—	$—	$—	$3,299

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2017	2016	2017

Net income	$14,724	$22,269	$46,589	$44,291
Adjustments:
Equity awards compensation expense	13,965	22,028	30,030	51,887
Amortization of acquisition-related intangible assets	943	4,428	3,145	13,879
Acquisition-related costs	1,793	—	1,941	—
Acquisition-related deferred price consideration	3	—	88	—
Restructuring costs	—	—	—	3,299
Tax impact of the above adjustments	(129)	(4,309)	(516)	(11,880)
Total net adjustments	16,575	22,147	34,688	57,185
Adjusted net income(1)	$31,299	$44,416	$81,277	$101,476

Weighted average shares outstanding
- Basic	63,628,351	65,412,326	63,163,922	64,881,751
- Diluted	65,816,422	68,200,343	65,429,757	67,876,791

Adjusted net income per share
- Basic	$0.49	$0.68	$1.29	$1.56
- Diluted	$0.48	$0.65	$1.24	$1.50

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	2017	YoY Change	2016	2017	YoY Change

Revenue as reported	$423,867	$563,973	33%	$1,232,321	$1,622,661	32%
Conversion impact U.S. dollar/other currencies		(2,509)			10,107
Revenue at constant currency(1)	423,867	561,464	32%	1,232,321	1,632,768	32%

Traffic acquisition costs as reported	(247,310)	(329,576)	33%	(727,034)	(958,469)	32%
Conversion impact U.S. dollar/other currencies		1,299			(6,074)
Traffic Acquisition Costs at constant currency(1)	(247,310)	(328,277)	33%	(727,034)	(964,543)	33%

Revenue ex-TAC as reported(2)	176,557	234,397	33%	505,287	664,192	31%
Conversion impact U.S. dollar/other currencies		(1,210)			4,033
Revenue ex-TAC at constant currency(2)	176,557	233,187	32%	505,287	668,225	32%
Revenue ex-TAC(2)/Revenue as reported	42%	42%		41%	41%

Other cost of revenue as reported	(22,332)	(29,951)	34%	(60,950)	(89,914)	48%
Conversion impact U.S. dollar/other currencies		(146)			(973)
Other cost of revenue at constant currency(1)	(22,332)	(30,097)	35%	(60,950)	(90,887)	49%

Adjusted EBITDA(3)	53,532	79,116	48%	141,578	189,656	34%
Conversion impact U.S. dollar/other currencies		(1,414)			1,189
Adjusted EBITDA(3) at constant currency(1)	$53,532	$77,702	45%	$141,578	$190,845	35%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Nine Months Ended
	September 30,
	2016	2017
Shares outstanding as at January 1,	62,470,881	63,978,204
Weighted average number of shares issued during the period	693,041	903,547
Basic number of shares - Basic EPS basis	63,163,922	64,881,751
Dilutive effect of share options, warrants, employee warrants - Treasury method	2,265,835	2,995,040
Diluted number of shares - Diluted EPS basis	65,429,757	67,876,791

Shares outstanding as of September 30,	63,760,491	65,551,174
Total dilutive effect of share options, warrants, employee warrants	8,165,801	8,194,498
Fully diluted shares as of September 30,	71,926,292	73,745,672

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	YoY Change	QoQ Change

Clients	10,198	10,962	11,874	12,882	14,468	15,423	16,370	17,299	34%	6%

Revenue	397,018	401,253	407,201	423,867	566,825	516,667	542,022	563,973	33%	4%
Americas	170,133	147,174	156,522	160,739	266,438	208,013	229,392	228,326	42%	—%
EMEA	144,905	159,405	153,899	157,921	189,298	189,092	191,682	207,168	31%	8%
APAC	81,980	94,674	96,780	105,207	111,089	119,562	120,948	128,479	22%	6%

TAC	(237,056)	(238,755)	(240,969)	(247,310)	(341,877)	(306,693)	(322,200)	(329,576)	33%	2%
Americas	(104,646)	(90,929)	(96,560)	(97,239)	(167,046)	(128,867)	(145,289)	(141,869)	46%	(2)%
EMEA	(82,905)	(91,185)	(86,820)	(87,092)	(108,567)	(107,583)	(106,605)	(115,446)	33%	8%
APAC	(49,505)	(56,641)	(57,589)	(62,979)	(66,264)	(70,243)	(70,306)	(72,261)	15%	3%

Revenue ex-TAC	159,962	162,498	166,232	176,557	224,948	209,974	219,822	234,397	33%	7%
Americas	65,487	56,245	59,962	63,500	99,391	79,146	84,103	86,457	36%	3%
EMEA	62,000	68,220	67,079	70,829	80,731	81,509	85,077	91,722	29%	8%
APAC	32,475	38,033	39,191	42,228	44,826	49,319	50,642	56,218	33%	11%

Cash flow from operating activities	66,706	18,907	19,274	43,631	71,658	44,238	60,491	61,727	41%	2%

Capital expenditures	19,205	12,109	22,386	19,907	22,981	28,206	27,055	27,773	40%	3%

Net cash position	353,537	386,110	377,407	407,158	270,318	303,813	308,185	357,983	(12)%	16%

Days Sales Outstanding (days - end of month)(1)		56	57	56	53	56	57	56

(1) Due to the conversion from IFRS (euros) to U.S. GAAP (U.S. dollars), the Days Sales Outstanding for historic quarters has not been recalculated and is not available.